U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2006

INNOVA HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33231	95-4868120
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

17105 San Carlos Boulevard, Suite A6 151, Fort Myers, Florida		33931
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (239) 466-0488

Copies to:
Gregory Sichenzia, Esq.
Eric A. Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

Explanatory Note:

This amendment to our Current Report on Form 8-K, which was filed on May 22, 2006, is being filed to provide the financial statements and pro forma information required by Items 9.01(a) and 9.01(b) of Form 8-K, respectively.

Information about the CoroWare Purchase:

On May 16, 2006, we completed the purchase of all of the assets of CoroWare, Inc. (“CoroWare”) pursuant to an Asset Purchase Agreement (the “Agreement”) we entered into with CoroWare Technologies, Inc., a wholly owned subsidiary of the Company, dated as of May 12, 2006. Under the terms of the Agreement, we purchased, and CoroWare sold, all of its assets including, without limitation, all hardware, software, employee relations, customer contacts in the military and homeland security markets, contacts with Microsoft, Inc. and all other customers, and all other tangible and intangible assets including all developed software (the “Assets”), and we further agreed to assume certain liabilities; however, the amount of such assumed liabilities will not exceed $100,000 more than the amount of certain accounts receivable and cash assets purchased. Additionally, we agreed to assume certain bank credit card debt in an amount up to $98,168.

We paid a purchase price for the assets equal to: (i) $450,000 in cash, of which $100,000 is guaranteed and $350,000 is contingent based upon the financial results of CoroWare for the one year following May 16, 2006; (ii) $1,200,000 million in the restricted shares of our common stock (30,000,000 shares), of which 5,000,000 shares were delivered to CoroWare at the closing and the remaining 25,000,000 shares are contingent based upon the financial results of CoroWare for the three years following May 16, 2006 , and (iii) options to purchase 12,000,000 shares of our common stock, exercisable at a price equal to $0.018 per share, allocated to employees of CoroWare. Of the 25,000,000 shares of contingent common stock, 12,500,000 shares are being held in escrow to be released at such time as a certain legal proceeding brought by Manor Systems, LLC against CoroWare and Lloyd Spencer, the President of CoroWare, is settled. The amount of contingent cash paid to CoroWare will be reduced by the amount of assumed liabilities, and the amount of contingent shares paid to CoroWare will be reduced by the amount of all bank credit card debt assumed.

We have claimed an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the issuance of the securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, CoroWare is an accredited investor and/or qualified institutional buyer, CoroWare had access to information about the Company, CoroWare took the securities for investment and not resale, and we have taken appropriate measures to restrict the transfer of the securities.

In addition, on May 16, 2006 we entered into Executive Employment Agreements with Lloyd Spencer and David Hyams, under which we will employ Messrs. Spencer and Hyams as executives for a period of 5 years commencing May 16, 2006 which will be automatically renewed for successive 1 year periods until written notice not to renew is delivered by us or Messrs. Spencer or Hyams. Messrs. Spencer and Hyams will each be paid a monthly salary of $12,500. During the term of their employment and for a period thereafter, Messrs. Spencer and Hyams will be subject to confidentiality, non-competition and non-solicitation provisions, subject to standard exceptions.

Further, on May 16, 2006 we entered into employment agreements with certain other key employees of CoroWare as required under the Agreement.

Accounting for the CoroWare Purchase:

We have accounted for the acquisition of CoroWare using the purchase method of accounting. Under the purchase method of accounting, the fair value of the purchase price that we paid, consisting of cash, common stock and options to purchase common stock, is allocated to the assets acquired, both tangible and intangible, and liabilities assumed based upon fair values. Any excess in the purchase price over the fair values of assets and liabilities is recorded as goodwill, which does not require amortization, but is periodically evaluated for impairments. Our financial statements will include the assets, liabilities and operations of CoroWare commencing with its acquisition on May 16, 2006.

As of the date of this filing, our purchase price allocation is preliminary and subject to change based upon the results of valuation procedures required for certain intangible assets acquired. However, we have estimated the results of the allocation based upon current information for purposes of the accompanying unaudited pro forma financial information contained herein.

INNOVA HOLDINGS, INC.
INDEX TO FINANCIAL STATEMENTS AND PRO FORMA INFORMATION

Item 9.01(a)
COROWARE, INC.
Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of December 31, 2005 and March 31, 2006 (Unaudited)	F-3

Consolidated Statements of Operations for the Years Ended
December 31, 2005 and 2004	F-4

Unaudited Consolidated Statements of Operations for the Three Months Ended
March 31, 2006 and 2005	F-5

Consolidated Statements of Stockholders’ Equity (Deficit) for the Years
Ended December 31, 2005 and 2004	F-6

Consolidated Statements of Cash Flows for the Years Ended
December 31, 2005 and 2004	F-7

Unaudited Consolidated Statements of Cash Flows for the Three Months Ended
March 31, 2006 and 2005	F-8

Notes to Consolidated Financial Statements	F-9

Item 9.01(b)
INNOVA HOLDINGS, INC.
Unaudited Pro Forma Financial Information
Unaudited Pro Forma Balance Sheet as of March 31, 2006	F-18

Unaudited Pro Forma Statement of Operations for the Three Months Ended March 31, 2006	F-19

Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2005	F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
CoroWare, Inc.
Bellevue, Washington

We have audited the accompanying consolidated balance sheet of CoroWare, Inc., as of December 31, 2005 and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the two years ended December 31, 2005 and 2004. These financial statements are the responsibility of CoroWare's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CoroWare, Inc. as of December 31, 2005 and the consolidated results of its operations and cash flows for each of the two years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, the Company's recurring losses from operations and the need to raise additional financing in order to satisfy its vendors and other creditors and execute its business plan raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 2. The 2005 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP
Houston, Texas
July 24, 2006

COROWARE, INC.
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2006 AND DECEMBER 31, 2005

ASSETS
	March 31,	December 31,
	2006	2005
	(Unaudited)
Current assets:
Cash	$157,674	$16,919
Accounts receivable, net of allowance of doubtful accounts
of $0 and $0, respectively	102,155	142,269
Total current assets	259,829	159,188

Property and equipment, net	35,934	25,786
Other assets	598	-
Total assets	$296,361	$184,974

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Line of credit	$23,693	$24,846
Accounts payable	227,710	154,900
Accounts payable, related party	19,452	27,780
Accrued liabilities	12,605	29,658
Advances from officers	26,745	8,745
Other current liabilities	-	667
Total current liabilities	310,205	246,596

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, no par value, 10,000,000 shares
authorized; 8,000,000 undesignated	-	-
Preferred stock, Series A, no par value, 2,000,000
shares designated, 470,000 and 280,000 issued
and outstanding in 2006 and 2005, respectively	216,432	94,845
Common stock: no par value, 10,000,000 shares
authorized; 100,000 shares issued and
outstanding in 2006 and 2005	5,000	5,000
Accumulated deficit	(235,276)	(161,467)
Total stockholders’ equity (deficit)	(13,844)	(61,622)
Total liabilities and stockholders’ equity (deficit)	$296,361	$184,974

See notes to consolidated financial statements.

COROWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
	2005	2004

Services revenue	$1,278,618	$272,858

Operating costs and expenses:
Cost of services revenues	1,078,481	209,683
Marketing	86,626	25,861
Payroll and related benefits	70,206	7,589
General and administrative and other operating	61,740	12,970
Professional fees	47,202	4,373
Bad debt expense	5,000	14,535
Consulting	-	30,785
Total operating costs and expenses	1,349,255	305,796

Loss from operations	(70,637)	(32,938)

Other income (expense):
Loss on extinguishment of debt	-	(60,810)
Interest expense	(2,641)	(1,251)
Other income	12,222	-
Total other income (expense)	9,581	(62,061)
Loss before income taxes	(61,056)	(94,999)
Income taxes	-	-

Net loss	($61,056)	($94,999)

Basic and diluted loss per share	($0.48)	($0.76)

Weighted average shares	128,375	125,813

See notes to consolidated financial statements.

COROWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
(UNAUDITED)

	2006	2005

Services revenue	$571,833	$182,563

Operating costs and expenses:
Cost of services revenues	389,624	150,067
Consulting	122,087	-
Marketing	27,263	17,683
Payroll and related benefits	34,753	10,190
General and administrative and other operating	25,454	14,290
Professional fees	42,120	1,827
Bad debt expense	955	-
Total operating costs and expenses	642,256	194,057
Loss from operations	(70,423)	(11,494)
Other income (expense):
Interest expense	(4,432)	(2,418)
Other income	1,045	5,193
Total other income (expense)	(3,387)	2,775

Loss before income taxes	(73,810)	(8,719)

Income taxes	-	-

Net loss	($73,810)	($8,719)

Basic and diluted loss per share	($0.58)	($0.07)

Weighted average shares	127,000	129,500

See notes to consolidated financial statements.

COROWARE, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2005 and 2004

	Preferred Stock		Common Stock		Accumulated
	Shares	Amount	Shares	Amount	Deficit	Total

Balances,
January 1, 2004	-	$-	100,000	$5,000	($5,412)	($412)

Conversion of loan	200,000	64,810	-	-	-	64,810

Preferred stock issued for
services and debt	95,000	30,785	-	-	-	30,785

Net loss	-	-	-	-	(94,999)	(94,999)

Balances,
December 31, 2004	295,000	95,595	100,000	5,000	(100,411)	184

Repurchase of preferred
stock	(15,000)	(750)	-	-	-	(750)

Net loss	-	-	-	-	(61,056)	(61,056)

Balances,
December 31, 2005	280,000	$94,845	100,000	$5,000	($161,467)	($61,622)

See notes to consolidated financial statements.

COROWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
	2005	2004
Cash flows from operating activities:
Net loss	($61,056)	($94,999)
Adjustments to reconcile net loss to net cash
flows from operating activities:
Depreciation	7,268	1,943
Loss on extinguishment of debt	-	60,810
Issuance of stock for services	-	30,785
Changes in operating accounts:
Accounts receivable	(141,234)	405
Other assets	(4,201)	4,201
Accounts payable	92,384	57,860
Accounts payable, related party	27,780	-
Accrued liabilities	(10,969)	40,477

Net cash flows from operating activities	(90,028)	101,482

Cash flows from investing activities:
Purchases of property and equipment	(16,168)	(15,643)

Net cash flows from investing activities	(16,168)	(15,643)

Cash flows from financing activities:
Purchase preferred stock	(750)	-
(Repayment of) proceeds from
short-term borrowings	(7,333)	8,000
Proceeds from line of credit, net	24,846	-
Advances from officers	7,500	2,236

Net cash flows from financing activities	24,263	10,236

Net increase (decrease) in cash	(81,933)	96,075

Cash, beginning of period	98,852	2,777

Cash, end of period	$16,919	$98,852

SUPPLEMENTAL DISCLOSURE OF CASHFLOW INFORMATION

Cash paid for interest	$2,641	$1,251

Cash paid for income taxes	$-	$-

See notes to consolidated financial statements.

COROWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
(UNAUDITED)

	2006	2005
Cash flows from operating activities:
Net loss	($73,810)	($8,719)
Adjustments to reconcile net loss to
net cash flows from operating activities:
Depreciation	1,900	1,141
Issuance of preferred stock for services	122,087	-
Changes in operating accounts:
Accounts receivable	40,114	(58,369)
Other assets	(598)	(4,201)
Accounts payable	70,786	12,916
Accounts payable, related party	(8,328)	-
Accrued liabilities	(17,053)	(37,889)

Net cash flows from operating activities	135,098	(95,121)

Cash flows from investing activities:
Purchases of property and equipment	(10,023)	(4,911)
Net cash flows from investing activities	(10,023)	(4,911)

Cash flows from financing activities:
Re-purchase of preferred stock	(500)	(250)
Advances (payments) from officers	18,000	(3,642)
Principal payments on short-term borrowings	(667)	(2,000)
(Repayment of) borrowings on line of credit	(1,153)	19,951

Net cash flows from financing activities	15,680	14,059

Net increase (decrease) in cash	140,755	(85,973)

Cash, beginning of period	16,919	98,852

Cash, end of period	$157,674	$12,879

SUPPLEMENTAL DISCLOSURE OF CASHFLOW INFORMATION

Cash paid for interest	$4,432	$2,418

Cash paid for income taxes	$-	$-

See notes to consolidated financial statements.

1. Nature of business and summary of significant accounting policies:

Nature of business:

CoroWare, Inc. (the “Company”), headquartered in Bellevue, Washington, was incorporated in the State of Washington and commenced operations in October 2003. The Company is a software systems integration firm and mobile robotics specialist that is engaged in embedded system integration, web services development and mobile service robotics integration. CoroWare Test Labs, Inc. (“CTL”), a wholly-owned subsidiary of the Company, is headquartered in Pittsburgh, Pennsylvania, was incorporated in the state of Pennsylvania and commenced operations in July 2005.  CTL was formed to provide impartial, objective conformance testing to ensure inter-operability and communications standards compliance among intelligent, mobile service robotic platforms and applications, particularly the Joint Architecture for Unmanned Systems as mandated by the United States of America (U.S.) military and other U.S. government agencies using unmanned mobile robotic vehicles.

Principles of consolidation:

The consolidated financial statements include the accounts of the Company and CTL, a wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

Interim financial information:

The accompanying consolidated financial statements as of March 31, 2006 and for the three-months ended March 31, 2006 and 2005 are unaudited and have been prepared in accordance with accounting principles for interim financial information that are generally accepted in the United States of America. In the opinion of management, the unaudited interim financial statements reflect all adjustments which are of a normal recurring nature and which are necessary to present fairly the consolidated financial position as of March 31, 2006, the results of operations for the three months ended March 31, 2006 and 2005, and cash flows for the three months ended March 31, 2006 and 2005. The results of operations for the three months ended March 31, 2006 are not necessarily indicative of the results which may be expected for the entire fiscal year.

Accounts receivable:

Accounts receivable represent customer obligations due under normal trade terms. The Company performs continuing credit evaluations of customers’ financial condition, but does not require collateral or advance deposits.

Senior management reviews accounts receivable on a monthly basis to determine if any receivables will potentially become uncollectible. The Company includes any accounts receivable balances that are determined to be uncollectible in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Cash and cash equivalents:

Cash and cash equivalents consist of cash held in banks. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property and equipment:

Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the five year estimated useful lives of the assets.

Impairment of long-lived assets:

The Company monitors the recoverability of long-lived assets, including property and equipment, based upon estimates using factors such as expected future asset utilization, business climate, and undiscounted cash flows resulting from the use of the related assets or to be realized on sale. The Company’s policy is to write down assets to the estimated net recoverable amount, in the period in which it is determined likely that the carrying amount of the asset will not be recoverable.

Revenue recognition:

The Company derives its services revenue from short-duration, time and material contracts. Generally, such contracts provide for an hourly-rate and a stipulated maximum fee. Revenue is recorded only on executed arrangements as time is incurred on the project and as materials, which are insignificant to the total contract value, are expended. Revenue is not recognized in cases where customer acceptance of the work product is necessary, unless sufficient work has been performed to ascertain that the performance specifications are being met and the customer acknowledges that such performance specifications are being met. The Company periodically reviews contractual performance and estimates future performance requirements. Losses on contracts are recorded when estimable. No contractual losses were identified during the periods presented.

Cost of sales:

Cost of sales is comprised primarily of labor and labor-related costs in addition to overhead costs.

Income taxes:

Income taxes are recorded using the asset and liability method. Deferred tax assets and liabilities are determined based on differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided for net deferred tax assets when recovery against future income sources is not reasonably assured.

Financial instruments:

The carrying amount of the Company’s financial instruments, which include cash, accounts receivable, line of credit, accounts payable and accrued liabilities, advances from officers approximate fair value. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risk arising from these financial instruments unless otherwise noted.

Stock-Based Compensation:

The Company periodically issues preferred stock for services rendered. Preferred stock issued is valued at the estimated fair market value, as determined by management and the board of directors of the Company. Management and the board of directors consider market price quotations, recent stock offering prices and other factors in determining fair market value for purposes of valuing the common stock.

Earnings (loss) per share:

Basic earnings (loss) per share includes the weighted average outstanding common shares for each period presented, plus the weighted effect for contingently issuable common shares for which the contingency event has occurred. As more fully described in Note 7, the Company’s Series A Preferred Stock is convertible into common stock upon the sale of the Company or its assets. As more fully described in Note 10, such an event has occurred. Accordingly, basic earnings (loss) per share include the equivalent issuable common shares associated with the Series A Preferred Stock. There are no other dilutive instruments for purposes of diluted earnings (loss) per share.

Recent accounting pronouncements:

In June 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Corrections ("SFAS 154"). SFAS 154 replaces Accounting Principles Board ("APB") Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle. SFAS 154 also requires that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for prospectively as a change in estimate, and correction of errors in previously issued financial statements should be termed a restatement. SFAS 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS 154 to have a material impact on the Company's consolidated financial statements.

As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for share-based payments to employees using the intrinsic value method under Accounting Principles Board, or APB, Opinion No. 25. As such, the Company generally does not recognize compensation cost related to employee stock options or shares issued under the Company's employee stock purchase plan. In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which is a revision of SFAS No. 123 and supersedes APB Opinion No. 25.

SFAS No. 123(R) allows for two adoption methods:

-     The modified prospective method which requires companies to recognize compensation cost beginning with the effective date of adoption based on (a) the requirements for all share-based payments granted after the effective date of adoption and (b) the requirements for all unvested awards granted to employees prior to the effective date of adoption; or

-     The modified retrospective method which includes the requirements of the modified prospective method described above, but also requires restatement of prior period financial statements using amounts previously disclosed under the pro-forma provisions of Statement 123.

SFAS No. 123(R) require all share-based payments to employees and directors to be recognized in the financial statements based on their fair values, using prescribed option-pricing models. Upon adoption pro-forma disclosure will no longer be an alternative to financial statement recognition. The Company adopted the provisions of SFAS No. 123(R) in the first quarter of 2006.

Use of estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

2. Going concern:

The Company’s current liabilities at March 31, 2006 exceed its current assets by $50,376. In addition, the Company has incurred net losses in recent periods. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. As more fully discussed in Note 10, on May 16, 2006 the Company was acquired by and became a wholly-owned subsidiary of Innova Holdings, Inc. The combined company is actively engaged in capital acquisition activities, and management currently estimates that sufficient capital will be raised to alleviate the illiquid working capital position. In the event that capital is insufficient for that purpose, management believes that there are existing cost curtailment opportunities that would provide for the Company’s continuance for a reasonable period. There can be no assurances that that sufficient capital will ultimately be raised or that management’s cost curtailment efforts, if such become necessary, will be successful. The financial statements do not include any adjustments that may result from this uncertainty.

3. Property and equipment:

Property and equipment consist of the following at March 31, 2006 and December 31, 2005:

	2006	2005
	(Unaudited)
Computer equipment	$42,329	$32,306
Tradeshow equipment	2,762	2,762
	45,091	35,068
Less accumulated depreciation	(9,157)	(9,282)
	$35,934	$25,786

Depreciation expense for the three months ended March 31, 2006 and 2005 amounted to $1,900 and $1,141, respectively and for the year ended December 31, 2005 and 2004 depreciation expense amounted to $7,268 and $1,943, respectively.

4. Line of credit:

The Company has a $25,000 unsecured line of credit agreement. Interest is payable monthly at 13.75%. There was $23,693 and $24,846 outstanding under the line of credit as of March 31, 2006 and December 31, 2005, respectively.

5. Advances from officers:
Advances from officers consist of non-interest bearing, unsecured advances with no specific repayments terms aggregating $26,745 and $8,745 at March 31, 2006 and December 31, 2005, respectively.

6.  Income taxes:

The Company has incurred net losses since its inception and therefore has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The Company’s valuation allowance increased by approximately $30,000 for the year ended December 31, 2005. The cumulative operating loss carry-forward is approximately $85,000 at December 31, 2005 and will begin to expire in the year 2024.

Income taxes consist of the following components for the years ended December 31, 2005:

2005
Current:
Federal	$-
State, net of federal benefit	-
-
Deferred	-
$-

Deferred income taxes consist of the following components as of December 31, 2005:

2005
Net current:
Accounts receivable reserves	$1,865
Net non-current:
Fixed assets	(7,594)
Net operating loss	36,046

Valuation allowance	(30,317)
$-

The Company’s effective tax rate differs from the Federal statutory rate for the years ended December 31, 2005 and 2004 as illustrated in the following table:

	2005	2004
Federal statutory rate	(34.00%)	(34.00%)
State income taxes, net of federal benefit	(3.30%)	(3.30%)
Non-deductible share-based payments	--	34.34%
IRS expense limitations (travel, penalties entertainment)	6.50%	1.70%
Change in valuation allowance	30.80%	(1.26%)
Effective income tax rate	0.00%	0.00%

The Company’s provision (benefit) for income taxes in interim periods is calculated using estimated effective rates projected for the entire taxable year. During the three-months ended March 31, 2006, the benefit was limited to available sources of future income, principally net deferred tax credits.

7.   Capital stock:

The Company’s authorized capital stock consists of 10,000,000 shares of common stock, with no par value per share.

The Company has 10,000,000 shares of preferred stock authorized, of which 2,000,000 has been designated Series A Preferred Stock. Series A Preferred Stock is non-voting and has no liquidation preference. The Series A Preferred Stock is redeemable for common stock at the Company’s option at a fair value, with a per share floor of $0.05. Series A Preferred Stockholders are not entitled to dividends until declared by the Board of Directors; however, Series A Preferred Stockholders would be entitled to dividends equal to dividends paid to common stockholders, if ever. In the event of a sale of 85% or more of the Company’s common stock, or the sale of its assets, the Series A Preferred Stock converts to common stock at a rate of one common share for ten Series A Preferred Shares. See Note 10, Subsequent Events.

The Company has issued an aggregate of 495,000 shares of Series A Preferred Stock and has redeemed 25,000 shares for cash. Shares redeemed were cancelled. Following are details of the issuances:

•
During the three months ended March 31, 2006, the Company issued 200,000 shares of Series A Preferred Stock as compensation. The issued shares and related compensation expense were recorded at the estimated fair value of the Series A Preferred Stock of $122,087.

•	During the three months ended March 31, 2006, the Company re-purchased 10,000 shares of Series A Preferred Stock for $500. The shares were retired.

•	During the year ended December 31, 2005, the Company re-purchased 15,000 shares of Series A Preferred Stock for $750. The shares were retired.

•
During the year ended December 31, 2004, the Company issued 200,000 shares of Series A Preferred Stock to partially settle an outstanding loan of $4,000. The issued shares were recorded at their estimated fair value of $64,810, resulting in a debt extinguishment loss of $60,810.

•
During the year ended December 31, 2004, the Company issued 95,000 shares of Series A Preferred Stock as compensation. The issued shares and related compensation expense were recorded at the estimated fair value of the Series A Preferred Stock of $30,785.

The Company used an enterprise valuation technique to estimate the fair value of the Series A Preferred Stock issued in the aforementioned transactions. The enterprise value for each period was allocated to common and Series A Preferred shares on an if-converted basis. Effective May 16, 2006, upon the sale of the Company’s assets described in Note 10, the Series A Preferred Stock became convertible into 47,000 shares of common stock.

8. Concentrations:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company controls credit risk associated with its receivables through credit checks and approvals, credit limits, and monitoring procedures. Generally, the Company requires no collateral from its customers. Three customers comprise 53%, 24% and 21%, respectively of outstanding accounts receivable at December 31, 2005.

The Company derived its revenue from the following sources:

Three months ended March 31, 2006:	86% and 10% from two customers
Three months ended March 31, 2005:	53%, 30% and 14% from three customers
Year ended December 31, 2005:	60%, 13% and 10% from three customers
Year ended December 31, 2004:	39%, 30%, 17% and 12% from four customers

9. Contingencies

Legal Proceedings

From time to time, the Company may become involved in litigation arising in the ordinary course of its business. The Company is presently not subject to any material legal proceedings outside of the ordinary course of business except as set forth below:

On March 1, 2006 Manor Systems, LLC (Manor) filed a lawsuit against Lloyd Spencer, President of CoroWare, Inc and an ex-employee of Manor, and CoroWare, Inc. for violation of Mr. Spencer’s contractual duties to Manor pertaining to an agreement Mr. Spencer signed with Manor wherein he agreed to certain restrictive actions including prohibiting Mr. Spenser during his employment with Manor and for two years thereafter from soliciting or interfering with any Manor employee, contacting or soliciting any Manor customers and retaining and misappropriating any confidential information. On June 19, 2006 this lawsuit was successfully settled and the parties entered into a Settlement Agreement wherein Mr. Spencer agreed to pay Manor a total of $110,000 by September 14, 2006.

10. Subsequent events:

Acquisition by Innova Holdings, Inc.:

On May 16, 2006, Innova Holdings, Inc. (“Innova”) purchased the operating assets and assumed substantially all of the liabilities of the Company. The purchase price amounted to: (i) $450,000 in cash, of which $100,000 is guaranteed and $350,000 is contingent based upon the financial results of the Company for one year following May 16, 2006; (ii) 30,000,000 restricted shares of common stock of Innova, of which 5,000,000 shares were delivered to the Company at the closing and the remaining 25,000,000 shares are contingent based upon future financial results for three years following May 16, 2006 , and (iii) options to purchase 12,000,000 shares of Innova common stock, exercisable at a price equal to $0.018 per share, allocated to Company employees. In addition, certain of the Company’s management entered into five-year Executive Employment Agreements with Innova. During the term of the employment agreements and for a period thereafter, the officers will be subject to confidentiality, non-competition and non-solicitation provisions, subject to standard exceptions. Following the acquisition, the Company’s operations will be maintained in a wholly-owned subsidiary of Innova.

Leases:

In June 2006, the Company executed two one-year leases for office space. Aggregate monthly rent is approximately $2,400. There are no escalation or renewal clauses.

Item 9.01(b) Pro Forma Financial Information

The following unaudited pro forma balance sheet as of March 31, 2006 gives effect to our acquisition of CoroWare, Inc. (“CoroWare”) as if the acquisition had occurred on March 31, 2006. The following unaudited pro forma statement of operations for the three-months ended March 31, 2006 gives effect to our acquisition of CoroWare as if the acquisition had occurred on January 1, 2006. The following unaudited pro forma statement of operations for the year ended December 31, 2005 gives effect to our acquisition of CoroWare as if the acquisition had occurred on January 1, 2005. Our historical financial information has been derived from our audited financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2005 and our unaudited financial statements included in our Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2006. Historical financial information for CoroWare has been derived from the consolidated financial statements of CoroWare included in Item 9.01(a) of this current report.

The following unaudited pro forma financial information reflects our accounting for the acquisition of CoroWare using the purchase method of accounting. Under the purchase method of accounting, the purchase price that we paid is allocated to the assets acquired, both tangible and intangible, and liabilities that we assumed based upon fair values. Any excess in the purchase price over the fair values of assets and liabilities is recorded as goodwill, which does not require amortization, but is periodically evaluated for impairments. As of the date of this filing, the purchase price allocation is preliminary and subject to change based upon the results of valuation procedures required for certain intangible assets acquired. The following unaudited pro forma financial statements reflect our best estimates of the allocations based upon all available information.

The unaudited pro forma financial information is not necessarily indicative of the financial condition or results of operations that we would have achieved had the acquisition occurred on the dates referred to above. In addition, unaudited pro forma operating information is not necessarily indicative of the results of operations that we may achieve during the year ended December 31, 2006.

Innova Holdings, Inc.
Pro Forma Balance Sheet
March 31, 2006
(Unaudited)
	Innova Historical	CoroWare Historical	Adjustments	Notes	Pro Forma
Assets
Cash	$30,157	$157,674			$187,831
Accounts receivable	38,217	102,155			140,372
Inventory	39,072	--			39,072
Total current assets	107,446	259,829			367,275
Property	116,604	35,934	(3,061)	(a)	149,477
Intangible assets	--	--	623,305	(a)	623,305
Other assets	346,285	598			346,883
	$570,335	$296,361			$1,486,940
Liabilities and Capital
Other current liabilities	$3,299,115	$310,205	100,000	(b)	$3,709,320
Current debt maturities	67,382	--			67,382
Derivative liabilities	31,800	--			31,800
Total current liabilities	3,398,297	310,205			3,808,502
Long-term debt	921,718	--			921,718
Stockholders’ deficit	(3,749,680)	(13,844)	520,244	(b)	(3,243,280)
	$570,335	$296,361			$1,486,940

Notes to pro forma balance sheet:

(a)
These adjustments represent adjustments to the net tangible assets of CoroWare acquired had the acquisition occurred on March 31, 2006. The following table reflects the preliminary allocation of our purchase price:

	Fair Values	Preliminary
	Assets/liabilities	Allocation
Current assets	$259,829	$259,829
Property and other assets (i)	36,532	33,471
Intangible assets:
Customer lists (i)	512,300	469,380
Employment contracts (i)	168,000	153,925
Current liabilities	(310,205)	(310,205)
Fair value of consideration		$606,400

(i)
For purposes of this allocation, the fair values of long-lived assets were reduced by the excess of the fair value of net assets acquired over the fair value of the consideration on a relative fair value basis.

(ii)	The allocation is preliminary and subject to change for the final allocation of the purchase price to the intangible assets.

(b)
These adjustments represent the guaranteed purchase price consisting of (i) $100,000 in cash, (ii) 5,000,000 shares of common stock with a fair value of $180,000 and (iii) stock options valued at $356,400, using the Black-Scholes-Merton valuation technique. The contingent elements of the purchase price are not included in the allocation. The fair value of the common stock issued was based in all instances on the average trading prices for a period before and after the purchase.

Innova Holdings, Inc.
Pro Forma Statement of Operations
Three-months ended March 31, 2006
(Unaudited)
	Innova Historical	CoroWare Historical	Adjustments	Notes	Pro Forma
Revenues	$136,490	$571,833			$708,323
Operating costs:
Cost of revenues	107,690	389,624			497,314
Selling and administrative	942,909	209,557	14,000	(b)	1,166,466
Other operating costs	101,448	43,075	(22)	(c)	144,501
Amortization	--	--	50,203	(d)	50,203
	(1,015,557)	(70,423)			(1,150,161)

Other income (expense)	(100,774)	(3,387)			(104,161)
Net loss	($ 1,116,331)	($ 73,810)			($1,254,322)

Net loss per common share	($ 0.00)			(e)	($ 0.00)
Weighted average shares	519,917,518		5,000,000	(e)	524,917,518

Notes to pro forma Statement of Operations:

(a)
The pro forma statement of operations, above, gives effect to the purchase of CoroWare as if it had occurred on January 1, 2006. Had the purchase occurred on that date, the preliminary allocation of the purchase price would have been as follows:

	Fair Values	Preliminary
	Assets/liabilities	Allocation
Current assets	$159,188	$159,188
Property and other assets (i)	25,786	25,337
Intangible assets:
Customer lists (i, ii)	512,300	503,392
Employment contracts (i, ii)	168,000	165,079
Current liabilities	(246,596)	(246,596)
Fair value of consideration		$606,400

(i)
For purposes of this allocation, the fair values of long-lived assets were reduced by the excess of the fair value of net assets acquired over the fair value of the consideration on a relative fair value basis.

(ii)	The allocation is preliminary and subject to change for the final allocation of the purchase price to the intangible assets.

(b)	This pro forma adjustment represents the incremental increase in contractual compensation that would be paid to officers of CoroWare, pursuant to employment contracts.
(c)	This pro forma adjustment represents the reduction in depreciation expense resulting from the adjustment referred to in (a)(i), above.
(d)
This pro forma adjustment represents the amortization of the intangible assets acquired in the acquisition. Customer lists are subject to three-year amortization using the straight-line method. Employment contracts are subject to five-year amortization using the straight-line method. Amortization expense for customer lists and employment contracts amounts to $41,949 and $8,254, respectively, for the three months ended March 31, 2006.

(e)	This pro forma adjustment represents the issuance of common stock in connection with the purchase of CoroWare. Common stock equivalents are anti-dilutive and, therefore, excluded.

Innova Holdings, Inc.
Pro Forma Statement of Operations
Year ended December 31, 2005
(Unaudited)
	Innova Historical	CoroWare Historical	Adjustments	Notes	Pro Forma
Revenues	$--	$1,278,618			$1,278,618
Operating costs:
Cost of revenues	--	1,078,481			1,078,481
Selling and administrative	857,515	218,572	100,000	(b)	1,176,087
Other operating costs	900,758	52,202	(359)	(c)	952,601
Amortization	--	--	182,651	(d)	182,651
	(1,758,273)	(70,637)			(2,111,202)

Other income (expense)	(122,852)	9,581		(e)	(113,271)
Net loss	$(1,881,125)	($ 61,056)			($2,224,473)

Net loss per common share	$(0.00)			(f)	$(0.01)
Weighted average shares	430,119,706		5,000,000	(f)	435,119,706

(a)
The pro forma statement of operations, above, gives effect to the purchase of CoroWare as if it had occurred on January 1, 2005. Had the purchase occurred on that date, the preliminary allocation of the purchase price would have been as follows:

	Fair Values	Preliminary
	Assets/liabilities	Allocation
Current assets	$99,887	$99,887
Property and other assets (i)	16,886	15,092
Intangible assets:
Customer lists (i,ii)	512,300	457,862
Employment contracts (i,ii)	168,000	150,148
Current liabilities	(116,589)	(116,589)
Fair value of consideration		$606,400

(i)
For purposes of this allocation, the fair values of long-lived assets were reduced by the excess of the fair value of net assets acquired over the fair value of the consideration on a relative fair value basis.

(ii)	The allocation is preliminary and subject to change for the final allocation of the purchase price to the intangible assets.

(b)	This pro forma adjustment represents the incremental increase in contractual compensation that would be paid to officers of CoroWare, pursuant to employment contracts.
(c)	This pro forma adjustment represents the reduction in depreciation expense resulting from the adjustment referred to in (a)(i), above.
(d)
This pro forma adjustment represents the amortization of the intangible assets acquired in the acquisition. Customer lists are subject to three-year amortization using the straight-line method. Employment contracts are subject to five-year amortization using the straight-line method. Amortization expense for customer lists and employment contracts amounts to $152,621 and $30,030, respectively, for the three months ended March 31, 2006.

(e)	This pro forma adjustment represents the elimination of CoroWare’s provision for income taxes.
(f)	This pro forma adjustment represents the issuance of common stock in connection with the purchase of CoroWare. Common stock equivalents were anti-dilutive and, therefore, excluded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA HOLDINGS, INC.
Date: August 1, 2006	/s/ Walter K. Weisel
Chairman and Chief Executive Officer